Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Adicet Bio, Inc. of our report dated June 23, 2020 relating to the financial statements, which appears in Adicet Bio, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 13, 2021